CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 333-82959) of Vizacom, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, (b) the Company's Registration Statement on Form S-8 (No. 333-82951) pertaining to the Company's Outside Director and Advisor Stock Option Plan, (c) the Company's Registration Statement on Form S-3 (No. 333-55677) pertaining to 2,107,712 shares of the Company's Common Stock and 29,267 options to purchase shares of the Company's Common Stock, (d) the Company's Registration Statement on Form S-3 (No. 333-80181) pertaining to 3,375,877 shares of the Company's Common Stock and 167,052 warrants to purchase shares of the Company's Common Stock, (e) the Company's Registration Statement on Form S-3 (No. 333-93087) pertaining to 1,938,191 shares of the Company's Common Stock, and (f) the Company's Registration Statement on Form S-3 (No. 333-34950) pertaining to 5,413,231 shares of the Company's Common Stock, of our report dated March 27, 2000 (with respect to the reissuance of the report of independent auditors on the 1999 financial statements of Serif (Europe) Limited, January 26, 2001), with respect to our audit of the financial statements of the Company and our report dated March 20, 2000 with respect to our audit of the financial statements of Renaissance Computer Art Center, Inc., included in the amendment on form 10-KSB/A to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Our report dated March 27, 2000 (with respect to the reissuance of the report of independent auditors on the 1999 financial statements of Serif (Europe) Limited, January 26, 2001) with respect to our audit of the financial statements of the Company contains explanatory paragraphs regarding a Federal income tax matter described in Note 8 to the financial statements and the reissuance of the report of independent auditors on the 1999 financial statements of Serif (Europe) Limited described in Note 16 to the financial statements.


/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

New York, New York
January 26, 2001